Exhibit 99.1

DESCRIPTION OF AARON’S HOLDINGS COMPANY, INC. CAPITAL STOCK

The following is a summary of the terms of our common stock based on our amended and restated articles of incorporation (our “articles of incorporation”), our amended and restated bylaws (our “bylaws”) and applicable provisions of Georgia law. This summary is not complete and is subject to and qualified in its entirety by reference to the complete text of our articles of incorporation and our bylaws, and applicable provisions of Georgia law. You should read these documents for additional information regarding our common stock that may be important to you. Unless the context otherwise requires, references to “we,” “us,” and “our” are solely to Aaron’s Holdings Company, Inc. and not to any of its subsidiaries or affiliates.

Overview

We are authorized under our articles of incorporation to issue an aggregate 225 million shares of common stock, par value $0.50 per share, and 1 million shares of preferred stock, par value $1.00 per share. Based on the advice of counsel, our issued and outstanding shares of common stock are validly issued, fully paid and nonassessable.

Each holder of our common stock is entitled to one vote per share in the election of directors and on all other materials submitted to a vote of our shareholders. There are no cumulative voting rights, meaning that the holders of a majority of the shares of our common stock voting for the election of directors can elect all of the directors standing for election.

Subject to the rights of the holders of any series of our preferred stock that may be outstanding from time to time, each share of our common stock will have an equal and ratable right to receive dividends as may be declared by the our board of directors out of funds legally available for the payment of dividends, and, in the event of our liquidation, dissolution or winding up, will be entitled to share equally and ratably in the assets available for distribution to our stockholders. No holder of our common stock will have any preemptive or other subscription rights to purchase or subscribe for any of our securities. In addition, holders of our common stock have no conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock.

Our common stock is traded on the New York Stock Exchange under the trading symbol “AAN.” The transfer agent for our common stock is Computershare, Inc.

Anti-Takeover Effects of Aaron’s Articles of Incorporation and Bylaws and under Georgia Law

Our articles of incorporation and bylaws, as well as the Georgia Business Corporation Code, contain provisions that could delay or make more difficult the acquisition of control of us through a hostile tender offer, open market purchases, proxy contest, merger or other takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price of our common stock.

Authorized but Unissued Capital Stock

We have an aggregate 225 million authorized shares of common stock and 1 million authorized shares of preferred stock. One of the consequences of our authorized but unissued common stock and undesignated preferred stock may be to enable our board of directors to make more difficult or to discourage an attempt to obtain control of us. If, in the exercise of its fiduciary obligations, our board of directors determined that a takeover proposal was not in our best interest, our board of directors could authorize the issuance of those shares without stockholder approval, subject to limits imposed by the New York Stock Exchange. The shares could be issued in one or more transactions that might prevent or make the completion of a proposed change of control transaction more difficult or costly by, among other things:

•	diluting the voting or other rights of the proposed acquiror or insurgent shareholder group;

•	creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board; or

•	effecting an acquisition that might complicate or preclude the takeover.

In this regard, our articles of incorporation grants our board of directors broad power to establish the rights and preferences of the authorized and unissued preferred stock. Our board of directors could establish one or more series of preferred stock that entitle holders to:

•	vote separately as a class on any proposed merger or consolidation;

•	cast a proportionately larger vote together with our common stock on any transaction or for all purposes;

•	elect directors having terms of office or voting rights greater than those of other directors;

•	convert preferred stock into a greater number of shares of our common stock or other securities;

•	demand redemption at a specified price under prescribed circumstances related to a change of control of us; or

•	exercise other rights designed to impede a takeover.

Shareholder Action by Written Consent; Special Meetings of Shareholders

Our bylaws provide that any action permitted to be taken by shareholders at any annual or special meeting may be taken without a meeting by written consent if all our shareholders consent thereto in writing. Special meetings of our shareholders may only be called by our chief executive officer or secretary (i) when directed by the chairman of our board of directors or by a majority of our entire board of directors, or (ii) upon the demand of shareholders representing at least 25% of all votes entitled to be cast on each issue to be considered at the proposed special meeting of shareholders.

Election and Removal of Directors

Our bylaws provide that the number of directors shall be at least 3, but may be increased and fixed from time to time by resolution of our board of directors. However, no decrease in the size of our board of directors will shorten the term of any incumbent director.

Our bylaws also provide that a director may be removed by the shareholders only for cause and only by the affirmative vote of at least a majority of the issued and outstanding capital stock entitled to vote for the election of directors.

Finally, our bylaws provide that vacancies, including vacancies resulting from an increase in the number of directors or from removal of a director, may be filled by a majority vote of the remaining directors then in office, even if less than a quorum or a sole remaining director.

Advance Notice Procedure for Director Nomination and Shareholder Proposals

Our bylaws provide the manner in which shareholders may give notice of director nominations and other business to be brought before an annual meeting. In general, to bring a matter before an annual meeting, other than a proposal being presented in accordance with the provisions of Rule 14a-8 under the Exchange Act, a shareholder must give notice of the proposed matter in writing not less than 90 and not more than 120 days prior to the meeting and satisfy the other requirements in our bylaws. To nominate a candidate for election as a director, a shareholder must give notice of the proposed nomination in writing not less than 60 or more than 120 days prior to the first anniversary of the prior year’s annual meeting. If the annual meeting is more than 30 days before or more than 70 days after the first anniversary of the prior year’s annual meeting, a shareholder must instead give notice of a proposed nomination in writing no more than 120 days prior to such annual meeting and no less than 60 days prior to the annual meeting or the 10th day following the public announcement of when the meeting will be held. Any notice to nominate a candidate for election as a director must also satisfy all other requirements specified in our bylaws.

Amendments of Our Articles of Incorporation and Bylaws

Amendments to our articles of incorporation generally must be approved by our board of directors and by a majority of the outstanding stock entitled to vote on the amendment, and, if applicable, by a majority of the outstanding stock of each class or series entitled to vote on the amendment as a class or series. Our bylaws may be amended by a majority vote of our board of directors. Any bylaws adopted by our board of directors may be amended, and new bylaws may be adopted, by our shareholders by majority vote of all of the shares having voting power.

Georgia Anti-Takeover Statutes

The Georgia Business Corporation Code restricts certain business combinations with “interested shareholders” and contains fair price requirements applicable to certain mergers with certain interested shareholders that are summarized below. The restrictions imposed by these statutes will not apply to a corporation unless it elects to be governed by these statutes. We have not elected to be covered by these restrictions, but, although we have no present intention to do so, we could elect to do so in the future.

The Georgia Business Corporation Code regulates business combinations such as mergers, consolidations, share exchanges and asset purchases where the acquired business has at least 100 shareholders residing in Georgia and has its principal office in Georgia, and where the acquiror became an interested shareholder of the corporation, unless either:

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the transaction resulting in such acquiror becoming an interested shareholder or the business combination received the approval of the corporation’s board of directors prior to the date on which the acquiror became an interested shareholder;

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the acquiror became the owner of at least 90% of the outstanding voting stock of the corporation, excluding shares held by directors, officers and affiliates of the corporation and shares held by certain other persons, in the same transaction in which the acquiror became an interested shareholder; or

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the acquiror became the owner of at least 90% of the outstanding voting stock of the corporation, excluding shares held by directors, officers and affiliates of the corporation and shares held by certain other persons, subsequent to the transaction in which the acquiror became an interested shareholder, and the business combination is approved by a majority of the shares entitled to vote, exclusive of shares owned by the interested shareholder, directors and officers of the corporation, certain affiliates of the corporation and the interested shareholder and certain employee stock plans.

For purposes of this statute, an interested shareholder generally is any person who directly or indirectly, alone or in concert with others, beneficially owns or controls 10% or more of the voting power of the outstanding voting shares of the corporation. The statute prohibits business combinations with an unapproved interested shareholder for a period of five years after the date on which such person became an interested shareholder.

The statute restricting business combinations is broad in its scope and is designed to inhibit unfriendly acquisitions.

The Georgia Business Corporation Code also prohibits certain business combinations between a Georgia corporation and an interested shareholder unless:

•	certain “fair price” criteria are satisfied;

•	the business combination is unanimously approved by the continuing directors;

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the business combination is recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, other than voting shares beneficially owned by the interested shareholder; or

•	the interested shareholder has been such for at least three years and has not increased his ownership position in such three-year period by more than one percent in any 12-month period.

The fair price statute is designed to inhibit unfriendly acquisitions that do not satisfy the specified “fair price” requirements.

Limitation of Liability of Directors

Our articles of incorporation provide that none of our directors will be personally liable to us or our shareholders for monetary damages resulting from a breach of the duty of care or any other duty owed to us as a director to the fullest extent permitted by Georgia law. Our bylaws require us to indemnify any person to the fullest extent permitted by law for any liability and expense resulting from any threatened, pending or completed legal action, suit or proceeding resulting from the fact that such person is or was a director or officer of us, including service at our request as a director, officer, partner, trustee, employee, administrator or agent of another entity. Our directors and officers are also insured against losses arising from any claim against them in connection with their service as directors and officers for wrongful acts or omissions, subject to certain limitations.